UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

Electronic Cigarettes International Group, Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Cole Boulevard, Suite 350, Golden, Colorado	80401
(Address of Principal Executive Offices)	(Zip Code)

(720) 575-4222

(Registrant’s Telephone Number, Including Area Code)

14200 Ironwood Drive, Grand Rapids, Michigan 49544
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Amendment to Loan Agreement

As previously disclosed in its Current Report on Form 8-K filed on July 2, 2015, on June 30, 2015, Electronic Cigarettes International Group, Ltd. (the “Company”) and its wholly owned subsidiaries FIN Branding Group, LLC (“Fin”) and Hardwire Interactive Acquisition Company (“GEC”) entered into a Loan and Security Agreement (the “Loan Agreement”) with ExWorks Capital Fund I, L.P. (“ExWorks”). The Loan Agreement provided for a revolving line of credit (the “Revolving Loan”) of up to the lesser of $6 million and a borrowing base equal to (i) the lesser of $4 million and up to 75% of Fin and GEC’s eligible accounts receivable plus 75% of the value of eligible inventory of Fin and GEC plus (ii) the lesser of $2,500,000 and up to 75% of the value of eligible inventory of certain of the Company’s U.K subsidiaries minus (iii) certain available reserves.

On September 29, 2015, the Company entered into an amendment to the Loan Agreement (“Amendment to Loan Agreement”), whereby ExWorks agreed that during the four-month period through January 31, 2016, it will permit borrowings up to $1,500,000 in excess of the borrowing base calculation set forth in the Loan Agreement. In connection with this amendment, the Company paid ExWorks a closing fee of $150,000.

Forbearance Agreement

As previously disclosed in its Current Report on Form 8-K filed on May 1, 2015, on April 27, 2015, the Company entered into a Credit Agreement (as amended, the “Lead Lender Credit Agreement”) with an institutional investor (the “Lead Lender”) pursuant to which the Lead Lender made a term loan (“Term Loan”) to the Company that provided for interest a 12.00% per annum in the original principal amount of $35,000,000. The transaction contemplated by the Lead Lender Credit Agreement closed on April 27, 2015 (the “First Closing”).

As previously disclosed in its Current Report on Form 8-K filed on July 2, 2015, on June 26, 2015, the Company and the Lead Lender entered into Amendment No.1 to Credit Agreement (the “Amendment”) pursuant to which the Company and the Lead Lender amended the Lead Lender Credit Agreement to, among other things, increase the aggregate principal amount of the Term Loan made by the Lead Lender by $6,000,000 and provide for a second closing on June 26, 2015 (the “Second Closing”).

On September 30, 2015, the Company and the Lead Lender entered into a Forbearance Agreement pursuant to which the Company and the Lead Lender agreed, among other things, to (i) provide for a forbearance period up to 18 months until March 31, 2017 (the “Forbearance Period”) with respect to the collection of $1,251,251 of accrued interest payable to the Lead Lender through September 30, 2015, and (ii) the Company issued warrants to the Lead Lender to purchase an aggregate of 5,995,453 shares of the Company’s $0.001 par value common stock at an exercise price of $0.2087 per share, which are evidenced by a Common Stock Purchase Warrant in substantially the same form as issued to the Lead Lender at the First Closing and the Second Closing. During the Forbearance Period, interest shall continue to accrue on the $41,000,000 of Term Loans provided by the Lead Lender at 12.00% per annum as set forth in the Credit Agreement and Notes. During the Forbearance Period, the $1,251,251 forbearance amount will accrue interest at 14.00% per annum.

The foregoing descriptions of the Amendment to Loan Agreement and the Forbearance Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Amendment to Loan Agreement and the Forbearance Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information described above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference.

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Item 3.02 Unregistered Sales of Equity Securities

The information described above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference.

The issuance of the Common Stock Purchase Warrant in connection with the Forbearance Agreement was made in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment to Loan Agreement, dated September 18, 2015 (as executed by the Company on September 29, 2015), by and Among the Company, FIN Branding Group, LLC, Hardwire Interactive Acquisition Company and ExWorks Capital Fund I, L.P.
10.2	Forbearance Agreement, dated September 30, 2015, by and between the Company and the Lead Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2015		ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.

	By:	/s/ Philip Anderson
Name: Philip Anderson Title: Chief Financial Officer

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